Exhibit 10.1
FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of September 15, 2022 (this “Agreement”), is entered into by and among Evofem Biosciences, Inc., a Delaware corporation (the “Company”), the Guarantors identified on the signature pages hereto (the “Guarantors” and, together with the Company being collectively referred to as the “Loan Parties”), the Purchasers party hereto (the “Consenting Purchasers”) and Baker Bros. Advisors LP, as agent and collateral agent for the Purchasers (in such capacity the “Designated Agent”), and is made with reference to the Securities Purchase and Security Agreement dated as of April 23, 2020 (the “Securities Purchase Agreement”) by and among the Company, the Guarantors , the purchasers from time to time party thereto (each, a “Purchaser”, and collectively, the “Purchasers”), and the Designated Agent.
W I T N E S S E T H:
WHEREAS, (1) the Company has failed to make the interest payment in the amount of $683,069 due on March 31, 2022 and the interest payment in the amount of $707,926 due June 30, 2022 (including interest accruing on the March 31, 2022 installment, in each case, which shall be deemed to be paid in kind, as set forth in Section 6(b) below), pursuant to Section 3.2 of the Securities Purchase Agreement (the “Interest Payments”), which failures constitute immediate Events of Default pursuant to Section 9.1(a) of the Securities Purchase Agreement, (2) the Company has been delisted from the Nasdaq Stock Market as of August 11, 2022, which delisting constitutes an Event of Default pursuant to Section 8.1(d) of the Securities Purchase Agreement and (3) cross-default provisions of Other Note Agreements (as defined below) were potentially trigged by the Events of Default described above, thereby constituting an Event of Default pursuant to Section 9.1(c) of the Securities Purchase Agreement (collectively as set forth in Schedule I hereto the “Specified Defaults”);
WHEREAS, by virtue of the Specified Defaults, the Designated Agent has the right to accelerate payment of the Outstanding Balance per Section 9.2 of the Securities Purchase Agreement, absent the forbearance set forth in this Agreement;
WHEREAS, the Company has requested that the Designated Agent and the Purchasers agree to forbear during the Forbearance Period (as defined below) from exercising their rights and remedies as specified herein against the Company and the other Loan Parties with respect to the Specified Defaults;
WHEREAS, the Company has requested that the Designated Agent and the Purchasers enter into the Ancillary Agreements (as defined below) for the benefit of the Loan Parties;
WHEREAS, the Company has requested that the Purchasers consent to the incurrence of any additional indebtedness senior to that of the Purchasers by the Company following the Forbearance Effective Date (defined below) in an aggregate principal amount not to exceed $5,000,000 (the “Interim Financing”), subject to a right of first offer granted by the Company to the Purchasers, to provide the Interim Financing;
WHEREAS, the Company has requested that the Purchasers agree to negotiate a financial restructuring of the Company’s indebtedness and other obligations on a go-forward basis (a “Consensual Restructuring”), to be documented under a Restructuring Support Agreement (the “RSA”) by and among the Loan Parties, the Purchasers, the Designated Agent and other stakeholders;
WHEREAS, on the terms and subject to the conditions set forth herein, the undersigned Purchasers agree to enter into the Ancillary Agreements and to forbear from exercising their rights and remedies (and from directing the Designated Agent to exercise rights and remedies or otherwise take any enforcement action) against the Company and the other Loan Parties with respect to the Specified Defaults as specified herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
SECTION 1.Definitions. Each capitalized term used and not otherwise defined in this Agreement shall have the meaning assigned to such term in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meaning:
“2022 Purchase Agreements” shall mean (a) that certain Securities Purchase Agreement, dated January 13, 2022, by and among the Company and each of the investors listed on the schedule of buyers attached thereto and (b) that certain Securities Purchase Agreement, dated March 1, 2022, by and among the Company and each of the investors listed on the schedule of buyers attached thereto, in each case, as amended by the May Exchange Agreements (as defined below).
“Adjuvant Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated as of October 14, 2020, by and among the Company, Adjuvant Global Health Technology Fund, L.P. and Adjuvant Global Health Technology Fund DE, L.P., as purchasers (the “Adjuvant Purchasers”), as amended by the First Amendment to Securities Purchase Agreement, entered into as of April 4, 2022, by and among the Company and each of the investors listed therein.
“Adjuvant Notes” shall mean the Notes (as defined in the Adjuvant Securities Purchase Agreement).
“May Exchange Agreements” shall mean the collective reference to each Amendment and May Exchange Agreement, dated as of May 4, 2022, by and between the Company and the investor signatories thereto and “May Exchange Agreement” means each such Amendment and Exchange Agreement, individually.
“Exchange Notes” shall mean the collective reference to each senior subordinated note issued by the Company pursuant to the applicable May Exchange Agreement.
“Other Note Agreements” shall mean (a) the Adjuvant Securities Purchase Agreement, (b) the Adjuvant Notes, (c) the 2022 Purchase Agreements, (d) the May Exchange Agreements and (e) the May Exchange Notes.
SECTION 2.Ancillary Agreements. As of the date of this Agreement (the “Forbearance Effective Date”), the parties hereto shall execute and deliver: (i) that certain amendment to the Securities Purchase Agreement, in the form set forth on Exhibit A attached hereto (the “SPA Amendment”) and (ii) those certain Exchange Agreements in substantially the form attached hereto as Exhibit B and Exhibit C (the “September Exchange Agreements”, and together with the May Exchange Agreement and the SPA Amendment, the “Ancillary Agreements”).

SECTION 3.Confirmation by Company of Obligations and Specified Defaults.
(a)The Company acknowledges and agrees that, as of the Forbearance Effective Date, the aggregate principal amount of the Outstanding Balance under the Securities Purchase Agreement (determined after giving effect to the capitalization of the Interest Payment and the Accrued Expenses (as defined below)) is $44,081,910.43, which amount includes the Additional Consideration and the PIK Coupon Payments (each, as defined below).

(b)    The foregoing amount does not include interest payable in cash, fees, penalties, expenses and other amounts which are chargeable or otherwise reimbursable under the Securities Purchase Agreement and the other Transaction Documents, other than the Interest Payments and the Accrued Expenses as indicated above, and including costs and expenses that shall be added to the Outstanding Balance pursuant to Section 6(c) of this Agreement. Neither the Company nor the other Loan Parties have any rights of offset, defenses, claims or counterclaims with respect to any of the outstanding Secured Obligations.
(c)    The Company acknowledges and agrees that each Specified Default constitutes an Event of Default. The Company represents and warrants that, except for the Specified Defaults, no other Event of Default has occurred and is continuing as of the Forbearance Effective Date.
SECTION 4.Consent. Notwithstanding anything to the contrary set forth in the Securities Purchase Agreement or the other Transaction Documents, including, without limitation, Section 7.2(a) of the Securities Purchase Agreement, the Purchasers hereby consent to the incurrence by the Company and its subsidiaries of Interim Financing following the Forbearance Effective Date in an aggregate principal amount not to exceed $5,000,000. The Company will use reasonable best efforts to obtain Interim Financing through the offering and sale of equity securities and/or on an unsecured or junior secured basis. In the event Interim Financing on commercially reasonable terms is available only on a senior secured basis, the Purchasers will agree to subordinate to such Interim Financing and waive any covenants or contractual prohibitions under the Securities Purchase Agreement and Transaction Documents proscribing the incurrence of such senior Indebtedness. Prior to entering into any Interim Financing, the Company shall provide the Purchasers with three (3) business days written notice of the terms of such Interim Financing, during which time the Purchasers shall have the right to extend Interim Financing on the same terms and condition of any other proposed third-party Interim Financing.
SECTION 5.Agreement to Forbear.
(a)Effective as of the Forbearance Effective Date, each Consenting Purchaser (constituting all Purchasers under the Securities Purchase Agreement) agrees that until the expiration of the Forbearance Period, it will forbear from exercising its rights and remedies, and hereby instructs the Designated Agent to forbear from exercising rights and remedies and from otherwise taking any enforcement action, against the Company or any other Loan Party solely with respect to the Specified Defaults, including, but not limited to, the commencement of a lawsuit, exercising rights under any Account Control Agreements, and/or enforcement proceedings or other action against the Company and/or the other Loan Parties, in each case solely with respect to the Specified Defaults; provided, however, that (i) the Company and each other Loan Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Securities Purchase Agreement or any of the other Transaction Documents upon the occurrence or during the continuance of any Event of Default, and (ii) nothing herein shall restrict, impair or otherwise affect any Purchaser’s rights and remedies (other than any such rights and remedies against the Loan Parties as and to the extent expressly set forth in this Agreement) under any agreements, including, without limitation, any agreement containing subordination provisions in favor of any or all of the Purchasers (including, without limitation, any rights or remedies available to the Purchasers as a result of the occurrence or continuation of any Specified Default) or amend or modify any provision thereof.
As used herein, the term “Forbearance Period” shall mean the period from the Forbearance Effective Date to the date on which a Forbearance Termination Event first occurs, and the term “Forbearance Termination Event” shall mean the earliest of:
(1)     the first date after December 31, 2022 on which the Company’s total cash falls below $1,000,000,

(2)     the occurrence of any Event of Default, other than the Specified Defaults,
(3)     the failure of any Loan Party to timely comply with any term or agreement set forth in this Agreement in any material respect,
(4)     an acceleration by the requisite purchasers or investors, as applicable, under and in accordance with Other Note Agreements, as applicable,
(5)     the date that the Company enters into any forbearance or similar agreement with the purchasers or investors, as applicable, under any Other Note Agreement solely to the extent such forbearance or similar agreement requires the Company to make any payment to such purchasers or investors in cash (excluding, for the avoidance of doubt, (i) permitted payment of regularly scheduled principal and interest and reimbursement of fees and expenses in the ordinary course of business, (ii) the forbearance agreement entered into with Adjuvant on the date hereof and the Exchange Agreements), or
(6)    the date that the Company first challenges the validity or enforceability of the actions contemplated under this Agreement or the validity or enforceability of the rights of the Purchasers or the Designated Agent under the Securities Purchase Agreement (and the ancillary agreements thereunder) or the Warrants (defined below). For the avoidance of doubt, the Secured Obligations are not impaired, reduced or affected by this Agreement and continue in full force and effect.
(b)Upon the expiration of the Forbearance Period, the agreement of the Purchasers hereunder to forbear from exercising their respective rights and remedies (and to cause the Designated Agent to forbear from exercising rights and remedies on behalf of the Purchasers) in respect of the Specified Defaults shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Company and the other Loan Parties each waives. The Company agrees that any or all of the Purchasers may at any time after the expiration of the Forbearance Period proceed to exercise any and all of their respective rights and remedies under any or all of the Securities Purchase Agreement, any other Transaction Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults (including as set forth in Section 5.7(b) of the Securities Purchase Agreement). Without limiting the generality of the foregoing, upon the expiration of the Forbearance Period, the Purchasers may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) commence any legal or other action to collect any or all of the Secured Obligations from the Company, any other Loan Party or any Collateral, (ii) foreclose or otherwise realize on any or all of the Collateral and/or appropriate, setoff or apply to the payment of any or all of the Secured Obligations, any or all of the Collateral, and (iii) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Securities Purchase Agreement, any other Transaction Documents and/or applicable law, all of which rights and remedies are fully reserved by the Purchasers.
(c)The Company acknowledges that the Purchasers have not made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether the Specified Defaults may be resolved or (iii) any additional forbearance, waiver, restructuring or other accommodation.
(d)In consideration of the agreements of the Designated Agent and the Consenting Purchasers to forbear as further set forth herein, (i) the Interest Payments shall be deemed to have been paid in kind and added to the Outstanding Balance as of each applicable payment date and (ii) $60,000 of out-of-pocket expenses of the Purchasers (the “Accrued Expenses”) shall be deemed to have been paid by adding the amount of such Accrued Expenses to the Outstanding Balance on the Forbearance Effective Date.

SECTION 6.Conditions to Agreement. The agreement to forbear and the amendments set forth herein (including the effectiveness of the Ancillary Agreements) are subject to the satisfaction of each of the following conditions on or prior to the Forbearance Effective Date:
(a)the Designated Agent shall have received a counterpart signature page of this Agreement and the SPA Amendment, duly executed and delivered by the Company and each other Loan Party and Purchasers constituting all Purchasers under the Securities Purchase Agreement;
(b) the Company and the requisite parties thereto shall have entered into the Exchange Agreements; and
(c)the Forbearance Agreement, dated September 15, 2022, by and among the Company, the guarantors thereto, the Adjuvant Purchasers, and the Designated Agent, shall be duly executed by all parties.
SECTION 7.Adjustments to the Outstanding Balance.
(a)In consideration for: (i) the agreement by the Purchasers to forbear during the Forbearance Period, and (ii) the entry into the Ancillary Agreements by the Purchasers and the resulting forfeiture of certain rights currently existing under the Securities Purchase Agreement and the Warrants, the principal amount of the Outstanding Balance for each Purchaser shall be increased by the corresponding amount set forth on Schedule II (the “Additional Consideration”). The Company acknowledges and agrees that the Additional Consideration that is being added to the Outstanding Balance represents reasonably equivalent value to the Company, as defined by 11 U.S.C. § 548 and applicable state law. The Company hereby agrees to waive any claims against the Purchasers or the Designated Agent relating to or arising out of the transactions contemplated hereby (including any claims to avoid any part of the transactions as a fraudulent transfer under state or federal law).
(b) In lieu of the payment of the Interest Payments in cash, the Interest Payments shall be deemed paid in kind as of each applicable payment date (i.e., March 31, 2022 and June 30, 2022, respectively) and shall be added to the Outstanding Balance as of such payment due dates (the “PIK Coupon Payments”). For the avoidance of doubt, the parties acknowledge and agree that interest payments under the Notes shall be paid in arrears on the last day of each calendar quarter ending on March 31, June 30, September 30 and December 31.
(c)Without duplication with the Accrued Expenses, the Company hereby acknowledges and agrees that the costs and expenses incurred by the Designated Agent and/or the Purchasers (including reasonable attorneys’ fees) relating to the Securities Purchase Agreement and their rights thereunder since the earliest occurrence of the Specified Defaults constitute “costs and expenses” for which the Designated Agent is entitled to repayment under Section 12.12 of the Securities Purchase Agreement. Notwithstanding the Company’s obligations to reimburse such costs and expenses in cash, the parties hereto agree that such costs and expenses shall be deemed paid in kind and added to the Outstanding Balance upon presentation by the Designated Agent of invoices documenting such costs and expenses. During the Forbearance Period, expenses incurred by the Designated Agent in accordance with Section 12.12 of the Securities Purchase Agreement or in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, shall similarly be paid in kind and added to the Outstanding Balance upon presentation of invoices documenting such expenses.
SECTION 8.General Release; Indemnity. In addition to, and not in lieu of or in any way limiting, the provisions of the Securities Purchase Agreement, in consideration of, among other things, the Designated Agent’s and Requisite Purchasers’ execution and delivery of this Agreement, each of the Company, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns

(collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment or claims of fraudulent transfer under state or federal law), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Releasor now has, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against any or all of the Purchasers (in their capacities as such) and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), solely to the extent based on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Transaction Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Company and the other Loan Parties, on the one hand, and any or all of the Purchasers, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Agreement, the Company consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. Notwithstanding the foregoing, the directors and officers of the Company do not waive and may assert any defenses they may have as of the date hereof in connection with any claims made against them related to the foregoing. The provisions of this Section 5 shall survive the termination of this Agreement, the Securities Purchase Agreement, the other Transaction Documents and payment in full of the Secured Obligations. Notwithstanding anything to the contrary herein, the rights of the Company’s officers and directors to receive indemnification from the Company pursuant to applicable law and agreements by and between the Company and such persons shall not be altered or otherwise affected pursuant to the terms of this Agreement.

(a)The Company hereby agrees that it shall be obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements which are direct, indirect or consequential in nature which are incurred by the Releasees, or any of them as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of the Company, any other Loan Party, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Securities Purchase Agreement, the other Transaction Documents, this Agreement or any other document executed and/or delivered in connection herewith; provided, that neither the Company nor any other Loan Party shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. The foregoing indemnity shall survive the termination of this Agreement, the Securities Purchase Agreement, the other Transaction Documents and the payment in full of the Secured Obligations.

(b)The Company, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Company or any other Loan Party pursuant to this Section 5. If the Company or any of its successors or assigns violates the foregoing covenant, the Company, for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
SECTION 9.Representations and Warranties. Each Loan Party hereby represents and warrants to the Designated Agent and each Purchaser (in each case solely with respect to itself), in each case as of the Forbearance Effective Date, that:
(a)Such Loan Party has the requisite power and authority, and the legal right, to enter into this Agreement. Such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(b)The representations and warranties made by such Loan Party pursuant to Section 5 of the Securities Purchase Agreement are true and correct in all material respects on and as of the Forbearance Effective Date, after giving effect to this Agreement and with the exception, where applicable, of the Specified Defaults, as if made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.
(c)Immediately after giving effect to this Agreement and the Ancillary Agreements, except for the Specified Defaults, no Event of Default shall be continuing on and as of the Forbearance Effective Date or will result from the consummation of the transactions contemplated by this Agreement.
SECTION 10.Entire Agreement. This Agreement (including the exhibits attached hereto), the Securities Purchase Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. No amendment of any of the foregoing documents shall be valid unless memorialized in a writing by the Purchasers and the Designated Agent.
SECTION 11.GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SECURITIES PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 12.Consent to Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of jury trial provisions set forth in Sections 12.3 of the Securities Purchase Agreement are hereby incorporated by reference, mutatis mutandis.

SECTION 13.Consent to Service of Process. Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 12.7 of the Securities Purchase Agreement. Nothing in any Transaction Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 14.Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
SECTION 15.Transaction Document. This Agreement constitutes a “Transaction Document” for all purposes of the Securities Purchase Agreement and the other Transaction Documents.
SECTION 16.Reaffirmation. Each of the undersigned Loan Parties (a) acknowledges all of its obligations, undertakings and liabilities under the Securities Purchase Agreement and the other Transaction Documents to which it is a party in each case as amended in connection herewith and such obligations, undertakings and liabilities, where applicable, are hereby reaffirmed and remain in full force and effect on a continuous basis and (b) agrees that its grant of security interests pursuant to the Security Agreement is reaffirmed and remains in full force and effect after giving effect to this Agreement and secures all Secured Obligations (as in effect after giving effect hereto).
SECTION 17.Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by fax, email or other electronic transmission (including in .pdf or .tif format) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 18.Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 19.Effect of this Agreement. Except as expressly set forth in this Agreement, this Agreement (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Purchasers or the Designated Agent, in each case under the Securities Purchase Agreement or any other Transaction Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Securities Purchase Agreement or any other Transaction Document. Except as expressly set forth in this Agreement, each and every term, condition, obligation, covenant and agreement contained in the Transaction Documents is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of any Purchaser or the Designated Agent under any of the Transaction Documents, or constitute a waiver of any provision of any of the Transaction Documents. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Securities Purchase Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Securities Purchase Agreement, which shall remain in full force and effect, except to any extent amended or modified by this Agreement. Nothing implied in this Agreement shall be construed as a release or other discharge any of the Loan Parties from the Transaction Documents. From and after the Forbearance Effective Date, all references to the Securities Purchase Agreement in any Transaction Document and all references in the Securities Purchase Agreement to “this

Agreement,” “hereunder,” “hereof” or words of like import referring to the Securities Purchase Agreement shall, unless expressly provided otherwise, be deemed to refer to the Securities Purchase Agreement, as modified by this Agreement. Each of the Loan Parties hereby consents to this Agreement and confirms that all obligations such Loan Party under the Transaction Documents to which the Company is a party shall continue to apply to the Securities Purchase Agreement, as modified by this Agreement.
SECTION 20.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, each Purchaser and the successors and permitted assigns of each of the parties hereto and each Purchaser.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

COMPANY:

EVOFEM BIOSCIENCES, INC.

By:	/s/ Justin J. File
Name: Justin J. File
Title: Chief Financial Officer

GUARANTORS:

EVOFEM, INC. EVOFEM BIOSCIENCES OPERATIONS, INC. EVOFEM LIMITED, LLC EVOFEM NORTH AMERICA, INC.

By:	/s/ Justin J. File
Name: Justin J. File
Title: Chief Financial Officer

    Forbearance Agreement

BAKER BROS. ADVISORS LP, as Designated Agent

By:	/s/ Scott Lessing
Scott Lessing
President
Forbearance Agreement

667, L.P., as a Purchaser

By: Baker Bros. Advisors LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P., as a Purchaser

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President
    Forbearance Agreement

Exhibit A

SPA Amendment

    Forbearance Agreement

Exhibit B

Adjuvant Exchange Agreement

    Forbearance Agreement

Exhibit C

Exchange Agreement
    Forbearance Agreement

Schedule I

SPECIFIED DEFAULTS

Any default or Event of Default related to the failure to remit the interest payment in the amount of $683,069 due on March 31, 2022 and the interest payment in the amount of $707,926 due on June 30, 2022, including pursuant to §§ 9.1(a) and (c) of the Securities Purchase Agreement.
Any default or Event of Default related to the suspension of trading of shares of the Company’s Common Stock on the Nasdaq Capital Market and any potential delisting of the Company’s Common Stock from the Nasdaq Capital Market as of August 11, 2022, including pursuant to §§ 8.1(d), 9.1(c) and (e) of the Securities Purchase Agreement.

    Forbearance Agreement

Schedule II

667, L.P.: $1,234,527.57
Baker Brothers Life Sciences, L.P.: $13,459,442.57

    Forbearance Agreement